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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion and incorporation by reference in this Registration Statement of Atari, Inc. on Form S-2 of our report dated July 11, 2003 appearing in the Annual Report on Form 10-K of Atari, Inc. for the nine months ended March 31, 2003 and in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the headings "Selected consolidated financial data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP.

New York, New York
August 7, 2003